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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          THE GOLDMAN SACHS GROUP, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                               13-4019460
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                    85 BROAD STREET, NEW YORK, NEW YORK 10004
               (Address of Principal Executive Offices) (Zip Code)

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

If this form relates to the registration     If this form relates to the registration
of a class of securities pursuant to         of a class of securities pursuant to
Section 12(b) of the Exchange Act            Section 12(g) of the Exchange Act
and is effective pursuant to General         and is effective pursuant to General
Instruction A.(c), check the following       Instruction A.(d), check the following
box.|X|                                      box.|_|
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Securities Act file number to which this form form relates:  333-75321
                                                           --------------
                                                          (If applicable)


        Securities to be registered pursuant to Section 12(b)of the Act:
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    Title of each class                                Name of each exchange on which
    to be so registered                                each class is to be registered
INDEX-LINKED NOTES DUE 2002                             AMERICAN STOCK EXCHANGE, INC.
 (LINKED TO THE NIKKEI 225)
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        Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE




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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       The material set forth in (i) the section captioned "Description of Notes We May Offer" in the registrant's registration statement on Form S-1 (No. 333-75321) and (ii) the section "Specific Terms of Your Note" in the Prospectus Supplement No. 43, dated September 29, 1999 to the registrant's Prospectus, dated May 18, 1999, are each incorporated herein by reference.

ITEM 2.  EXHIBITS.

      1. Indenture, dated as of May 19, 1999, between The Goldman Sachs
         Group, Inc. and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 6 to the registrant's registration statement on Form 8-A (No. 001-14965).


      2. Form of The Goldman Sachs Group, Inc.'s Index-Linked Notes due 2002 (Linked to the Nikkei 225).






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                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: October 5, 1999                     THE GOLDMAN SACHS GROUP, INC.


                                          By:/s/ Gregory K. Palm
                                             ---------------------------
                                             Name:  Gregory K. Palm
                                             Title: Executive Vice President and
                                                    General Counsel